UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 6, 2024, Polished.com Inc. (the “Company”) received a Notice of Additional Events of Default and Acceleration, Imposition of Default Rate, Set-Off and Termination of Commitments (the “Notice of Acceleration”) from Bank of America, N.A. (“Bank of America”), regarding that certain Credit Agreement, dated as of May 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), by and among the Company, Bank of America (as the Administrative Agent and L/C Issuer, each as defined in the Credit Agreement), Appliances Connection Inc., the guarantors party thereto and the lenders from time to time party thereto.

The Notice of Acceleration asserts certain events of default relating to non-payment of certain principal and interest amounts and fees due and payable under the Credit Agreement on January 31, 2024. Pursuant to the Notice of Acceleration, Bank of America demanded immediate repayment of all principal and accrued interest, as well as immediate repayment of all additional fees, costs, charges and other Obligations (as defined in the Credit Agreement) owing under the Credit Agreement and each other Loan Document (as defined in the Credit Agreement). As of February 12, 2024, the outstanding principal balance under the Credit Agreement was $91,250,000.

The Notice of Acceleration declares that the Company’s outstanding obligations under the Credit Agreement bear interest at the Default Rate (as defined in the Credit Agreement) and that the commitments of the lenders to make loans and obligations of Bank of America, as the L/C Issuer, to make certain credit extensions pursuant to the Credit Agreement be immediately terminated. In addition, Bank of America, as Administrative Agent, has exercised its rights of set-off as described in the Credit Agreement against certain deposits contained in the accounts of certain of the Company’s subsidiaries maintained at Bank of America in the aggregate amount of $1,989,754.83 and applied such amounts towards the repayment of a portion of the Company’s outstanding liabilities and other obligations under the Credit Agreement.

The Company is seeking to reach a resolution with Bank of America and the other lenders and will pursue a defense to any enforcement action taken by Bank of America, but the Company cannot guarantee a resolution on a timely basis, on favorable terms, or at all. If the Company is unable to reach a resolution, it would have a material adverse effect on the Company’s liquidity, financial condition and results of operations and could cause the Company to become bankrupt or insolvent.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLISHED.COM INC.

By:	/s/ J.E. “Rick” Bunka
Name:	J.E. “Rick” Bunka
Title:	Interim Chief Executive Officer

Dated: February 12, 2024

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